Exhibit 99.1

Owens Corning Reports Full-Year and Fourth-Quarter 2019 Results

Company Delivered Net Sales of $7.2 Billion,
Generated Record Operating Cash Flow of $1 Billion in 2019

•Company delivered $405 million of net earnings and adjusted EBIT of $828 million
•Roofing improved EBIT by $21 million to $455 million
•Insulation delivered $230 million of EBIT
•Composites generated $247 million of EBIT, and 12% EBIT margins
•Improved free cash flow by $324 million to $590 million

TOLEDO, Ohio – February 19, 2020 - Owens Corning (NYSE: OC) today reported record consolidated net sales of $7.2 billion, an increase of 1% or $103 million, compared with 2018. Fourth-quarter 2019 consolidated net sales were $1.7 billion, a decrease of 2% or $32 million, compared with the same period in 2018.

Full-year 2019 net earnings attributable to Owens Corning were $405 million, or $3.68 per diluted share, compared with $545 million, or $4.89 per diluted share, in 2018. Adjusted earnings in 2019 were $500 million, or $4.54 per diluted share, compared with $550 million, or $4.94 per diluted share, during 2018. Full-year 2019 adjusted EBIT was $828 million, a decrease of $33 million compared with 2018.
(See Use of Non-GAAP Measures, See Tables 2 and 7.)

Fourth-quarter 2019 net earnings attributable to Owens Corning were $73 million, or $0.66 per diluted share, compared with $171 million, or $1.55 per diluted share, in fourth-quarter 2018. Fourth-quarter 2019 adjusted earnings were $125 million, or $1.13 per diluted share, compared with $152 million, or $1.38 per diluted share, during the same period one year ago. Fourth-quarter 2019 adjusted EBIT was $204 million, a decrease of $24 million, compared with the same period in 2018.

“Owens Corning delivered record revenues and operating cash flow in 2019. I’m proud of the progress we’ve made as a company against our priorities – accelerating organic growth, driving improved operating efficiencies, and generating strong free cash flow – and the impact our discipline is having on our results,” said Chief Executive Officer Brian Chambers. “We are well positioned to continue to execute on our priorities and capitalize on market opportunities to deliver attractive returns for our investors in 2020.”

Return of Capital Actions and Other Highlights

•Owens Corning sustained a high level of safety performance in 2019, with a recordable incident rate of 0.65.

•Owens Corning generated free cash flow of $590 million, an increase of over $300 million from 2018, which resulted in free cash flow conversion of 118%. (See Table 8.)

•On February 6, the company’s Board of Directors declared a quarterly cash dividend of $0.24 per common share, a 9% increase compared with the same period in the prior year. The dividend will be payable on April 3, 2020, to shareholders of record as of March 6, 2020. During 2019, $95 million of cash was returned to shareholders through dividends.

•During 2019, Owens Corning repurchased 1.0 million shares of common stock for $48 million.

•Owens Corning was recently named an industry leader in sustainability for the building products category in the 2020 edition of the Sustainability Yearbook, published by S&P Global in collaboration with RobecoSAM, for the seventh consecutive year. Additionally, the company obtained a perfect score on the 2020 Corporate Equality Index for the sixteenth consecutive year.

•Mike Thaman, Executive Chairman of the Board of Directors, will retire from the company as of the date of the Annual Meeting of Stockholders, currently scheduled in April 2020. Brian Chambers, President and Chief Executive Officer, has been elected by the Board to succeed Mr. Thaman as Chairman effective at the same time.

2020 Outlook

•The company’s outlook is based on an environment consistent with consensus expectations for global industrial production, U.S. housing starts, and global commercial and industrial construction indices.

•In Insulation, the company expects a favorable market outlook for U.S. new residential construction and modest growth in global construction and industrial markets. In this business, the company expects strong earnings growth primarily driven by volume growth and operating leverage in the North America residential fiberglass insulation business and continued earnings improvement in the technical and other building insulation businesses.

•In Composites, the company expects a weaker glass fiber market in the first-half of the year which is expected to strengthen in the second-half, consistent with global industrial production. The business will continue to focus on growth in higher-value downstream applications and strong operating performance.

•In Roofing, the company expects relatively flat U.S. shingle industry shipments, assuming average storm demand. The impact of the newly effective International Maritime Organization (IMO) 2020 regulations on marine sector emissions is not currently expected to have a significant impact on asphalt costs for the business. Cash contribution margins entering 2020 position the business for continued strong performance.

•The company estimates an effective tax rate of 26% to 28%, and a cash tax rate of 10% to 12% on adjusted pre-tax earnings, which is due to the company’s foreign tax credit carryforwards.

•The company expects general corporate expenses of $125 million to $135 million. Capital additions are expected to be in line with depreciation and amortization of approximately $460 million. Interest expense is expected to be approximately $115 million.

•The company anticipates sustaining strong conversion of adjusted earnings into free cash flow. The company plans to prioritize free cash flow to ongoing dividends and reduction of the term loan associated with the purchase of Paroc. Additionally, free cash flow could be deployed for share repurchases. As of the end of 2019, 3.6 million shares were available for repurchase under the current authorization. The company continues to target returning at least 50% of free cash flow to shareholders over time.

Fourth-Quarter 2019 Conference Call and Presentation

Wednesday, February 19, 2020
9 a.m. Eastern Time

All Callers

•Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
•Entry number: 4409078 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://services.choruscall.com/links/oc200219.html

Telephone and Webcast Replay

•Telephone replay will be available one hour after the end of the call through February 26, 2020. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
•Conference replay number: 10138706
•Replay available at https://services.choruscall.com/links/oc200219.html
•Webcast replay available until February 19, 2021.

About Owens Corning

Owens Corning is a global building and industrial materials leader. The company’s three integrated businesses are dedicated to the manufacture and advancement of a broad range of insulation, roofing and fiberglass composite materials. Leveraging the talents of 19,000 employees in 33 countries, Owens Corning provides innovative products, manufacturing technologies, and sustainable solutions that address energy efficiency, product safety, renewable energy, durable infrastructure, and labor productivity. These solutions provide a material difference to the company’s customers and make the world a better place. Based in Toledo, Ohio, USA, the company posted 2019 sales of $7.2 billion. Founded in 1938, it has been a Fortune 500® company for 65 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures

Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, free cash flow and free cash flow conversion. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT and adjusted EBIT, Table 7 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. As a conversion ratio, free cash flow is compared to adjusted earnings. Free cash flow and free cash flow conversion are used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that these measures provide a useful representation of our operational performance and liquidity;

however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential, commercial and industrial construction activity; levels of global industrial production; competitive and pricing factors; demand for our products; relationships with key customers; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions in the U.S. or elsewhere; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, pandemics, catastrophe, theft or sabotage; climate change, weather conditions and storm activity; availability and cost of energy, transportation, raw materials or other inputs; legal and regulatory proceedings, including litigation and environmental actions; research and development activities and intellectual property protection; issues involving implementation and protection of Information technology systems; our level of indebtedness; availability and cost of credit; levels of goodwill or other indefinite-lived intangible assets; achievement of expected synergies, cost reductions and/or productivity improvements; the level of fixed costs required to run our business; our ability to utilize net operating loss carry-forwards and foreign tax credits; issues related to acquisitions, divestitures, joint ventures or expansions; foreign exchange and commodity price fluctuations; price volatility in certain wind energy markets in the U.S.; loss of key employees, labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of February 19, 2020, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Todd Romain	Scott Cripps
419.248.7826	419.248.5710

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
NET SALES	$1,692	$1,724	$7,160	$7,057
COST OF SALES	1,309	1,313	5,551	5,425
Gross margin	383	411	1,609	1,632
OPERATING EXPENSES
Marketing and administrative expenses	171	169	698	700
Science and technology expenses	22	23	87	89
Other expenses (income), net	21	(3)	37	36
Total operating expenses	214	189	822	825
OPERATING INCOME	169	222	787	807
Non-operating expense (income)	41	(3)	34	(14)
EARNINGS BEFORE INTEREST AND TAXES	128	225	753	821
Interest expense, net	30	25	131	117
Loss on extinguishment of debt	—	—	32	—
EARNINGS BEFORE TAXES	98	200	590	704
Income tax expense	27	29	186	156
Equity in net earnings / (loss) of affiliates	1	—	1	(1)
NET EARNINGS	72	171	405	547
Net earnings attributable to noncontrolling interests	(1)	—	—	2
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$73	$171	$405	$545
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.67	$1.56	$3.71	$4.94
Diluted	$0.66	$1.55	$3.68	$4.89
WEIGHTED AVERAGE COMMON SHARES
Basic	109.3	109.4	109.2	110.4
Diluted	110.2	110.3	110.1	111.4

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting expense items to EBIT are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Restructuring costs	$(29)	$(3)	$(28)	$(22)
Acquisition-related costs	—	—	—	(16)
Recognition of acquisition inventory fair value step-up	—	—	—	(2)
Pension settlement losses	(43)	—	(43)	—
Environmental liability charges	(4)	—	(4)	—
Total adjusting items	$(76)	$(3)	$(75)	$(40)

The reconciliation from net earnings attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$73	$171	$405	$545
Net earnings attributable to noncontrolling interests	(1)	—	—	2
NET EARNINGS	72	171	405	547
Equity in net earnings / (loss) of affiliates	1	—	1	(1)
Income tax expense	27	29	186	156
EARNINGS BEFORE TAXES	98	200	590	704
Interest expense, net	30	25	131	117
Loss on extinguishment of debt	—	—	32	—
EARNINGS BEFORE INTEREST AND TAXES	128	225	753	821
Adjusting items from above	(76)	(3)	(75)	(40)
ADJUSTED EBIT	$204	$228	$828	$861

Table 3
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2019	2018
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$405	$547
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	457	433
Deferred income taxes	118	141
Provision for pension and other employee benefits liabilities	45	—
Stock-based compensation expense	39	47
Loss on extinguishment of debt	32	—
Other adjustments to reconcile net earnings to cash provided by operating activities	(28)	(49)
Change in operating assets and liabilities:
Changes in receivables, net	19	39
Changes in inventories	35	(216)
Changes in accounts payable and accrued liabilities	(11)	(89)
Changes in other operating assets and liabilities	(10)	7
Pension fund contributions	(46)	(40)
Payments for other employee benefits liabilities	(15)	(19)
Other	(3)	2
Net cash flow provided by operating activities	1,037	803
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(447)	(537)
Derivative settlements	31	64
Proceeds from the sale of assets or affiliates	22	27
Investment in subsidiaries and affiliates, net of cash acquired	—	(1,143)
Net cash flow used for investing activities	(394)	(1,589)
NET CASH FLOW (USED FOR) PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	2,172	1,954
Payments on senior revolving credit and receivables securitization facilities	(2,248)	(1,879)
Proceeds from term loan borrowing	—	600
Payments on term loan borrowing	(300)	(100)
Proceeds from long-term debt	445	389
Payments on long-term debt	(484)	—
Dividends paid	(95)	(92)
Net increase in short-term debt	4	16
Purchases of treasury stock	(61)	(236)
Other	(6)	(5)
Net cash flow (used for) provided by financing activities	(573)	647
Effect of exchange rate changes on cash	24	(29)
Net increase (decrease) in cash, cash equivalents and restricted cash	94	(168)
Cash, cash equivalents and restricted cash at beginning of period	85	253
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$179	$85
DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$58	$91
Cash paid during the year for interest	$131	$158

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

	December 31,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$172	$78
Receivables, less allowances of $11 at December 31, 2019 and $16 at December 31, 2018	770	794
Inventories	1,033	1,072
Other current assets	86	76
Total current assets	2,061	2,020
Property, plant and equipment, net	3,855	3,811
Operating lease right-of-use assets	203	—
Goodwill	1,932	1,949
Intangible assets, net	1,721	1,779
Deferred income taxes	46	43
Other non-current assets	188	169
TOTAL ASSETS	$10,006	$9,771
LIABILITIES AND EQUITY
Total current liabilities	$1,329	$1,278
Long-term debt, net of current portion	2,986	3,362
Pension plan liability	231	268
Other employee benefits liability	179	190
Non-current operating lease liabilities	138	—
Deferred income taxes	272	141
Other liabilities	200	208
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,051	4,028
Accumulated earnings	2,319	2,013
Accumulated other comprehensive deficit	(610)	(656)
Cost of common stock in treasury (c)	(1,130)	(1,103)
Total Owens Corning stockholders’ equity	4,631	4,283
Noncontrolling interests	40	41
Total equity	4,671	4,324
TOTAL LIABILITIES AND EQUITY	$10,006	$9,771

(a)10 shares authorized; none issued or outstanding at December 31, 2019 and December 31, 2018
(b)400 shares authorized; 135.5 issued and 109.0 outstanding at December 31, 2019; 135.5 issued and 109.5 outstanding at December 31, 2018
(c)26.5 shares at December 31, 2019 and 26.0 shares at December 31, 2018

Table 5
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net sales	$480	$481	$2,059	$2,041
% change from prior year	—%	-5%	1%	-1%
EBIT	$56	$56	$247	$251
EBIT as a % of net sales	12%	12%	12%	12%
Depreciation and amortization expense	$40	$38	$154	$147

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net sales	$723	$732	$2,668	$2,720
% change from prior year	-1%	23%	-2%	36%
EBIT	$89	$115	$230	$290
EBIT as a % of net sales	12%	16%	9%	11%
Depreciation and amortization expense	$48	$48	$194	$186

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net sales	$529	$546	$2,634	$2,492
% change from prior year	-3%	-3%	6%	-2%
EBIT	$87	$83	$455	$434
EBIT as a % of net sales	16%	15%	17%	17%
Depreciation and amortization expense	$14	$13	$54	$51

Table 6
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Restructuring costs	$(29)	$(3)	$(28)	$(22)
Acquisition-related costs	—	—	—	(16)
Recognition of acquisition inventory fair value step-up	—	—	—	(2)
Pension settlement losses	(43)	—	(43)	—
Environmental liability charges	(4)	—	(4)	—
General corporate expense and other	(28)	(26)	(104)	(114)
EBIT	$(104)	$(29)	$(179)	$(154)
Depreciation and amortization	$18	$11	$55	$49

Table 7
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended								Twelve Months Ended
	March 31,		June 30,		September 30,		December 31,		December 31,
	2019	2018	2019	2018	2019	2018	2019	2018	2019	2018
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$44	$92	$138	$121	$150	$161	$73	$171	$405	$545
Adjustment to remove adjusting items (a)	(2)	21	1	8	32	8	76	3	107	40
Adjustment to remove tax benefit on adjusting items (b)	1	(7)	(1)	(1)	(7)	(2)	(17)	(2)	(24)	(12)
Adjustment to remove significant tax items and reserve reversals (c)	12	—	—	—	—	2	—	(25)	12	(23)
Adjustment to tax expense to reflect pro forma tax rate (c)	3	(14)	3	4	1	5	(7)	5	—	—
ADJUSTED EARNINGS	$58	$92	$141	$132	$176	$174	$125	$152	$500	$550

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.40	$0.82	$1.26	$1.08	$1.36	$1.45	$0.66	$1.55	$3.68	$4.89
Adjustment to remove adjusting items (a)	(0.02)	0.19	0.01	0.07	0.29	0.07	0.69	0.03	0.97	0.36
Adjustment to remove tax benefit on adjusting items (b)	0.01	(0.06)	(0.01)	(0.01)	(0.06)	(0.02)	(0.15)	(0.02)	(0.22)	(0.11)
Adjustment to remove significant tax items and reserve reversals (c)	0.11	—	—	—	—	0.02	—	(0.23)	0.11	(0.20)
Adjustment to tax expense to reflect pro forma tax rate (c)	0.03	(0.13)	0.03	0.04	0.01	0.05	(0.07)	0.05	—	—
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.53	$0.82	$1.29	$1.18	$1.60	$1.57	$1.13	$1.38	$4.54	$4.94

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted average shares outstanding used for basic earnings per share	109.5	111.5	109.0	110.9	109.2	110.0	109.3	109.4	109.2	110.4
Non-vested restricted shares and performance shares	0.4	1.0	0.4	0.8	0.6	0.7	0.7	0.8	0.7	0.8
Options to purchase common stock	0.2	0.3	0.1	0.2	0.2	0.2	0.2	0.1	0.2	0.2
Diluted shares outstanding	110.1	112.8	109.5	111.9	110.0	110.9	110.2	110.3	110.1	111.4

(a)	Adjusting items in 2019 include loss on extinguishment of debt. Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)	To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2019, we have used an effective tax rate of 28%, which was our 2019 effective tax rate excluding the adjusting items referenced in (a) and (b) and excluding the impact of a change in estimate related to proposed regulations on global intangible low-taxed income (GILTI), part of the U.S. Tax Cuts and Jobs Act of 2017. For comparability, in 2018, we have used an effective tax rate of 26%, which was our 2018 effective tax rate excluding the impact of our net charge related to the U.S. Tax Cuts and Jobs Act of 2017, the tax impact of adjusting items and other significant tax items.

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow and the calculation of free cash flow conversion of adjusted earnings ("free cash flow conversion") are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$441	$297	$1,037	$803
Less: Cash paid for property, plant and equipment	(133)	(112)	(447)	(537)
FREE CASH FLOW	$308	$185	$590	$266
ADJUSTED EARNINGS (a)	$125	$152	$500	$550
FREE CASH FLOW CONVERSION (b)	n/a	n/a	118%	48%

(a)	Please refer to Table 7 "EPS Reconciliation Schedules" for the reconciliation from net earnings attributable to Owens Corning to adjusted earnings.
(b)	We compute free cash flow conversion on an annual basis only due to the seasonality of our businesses.